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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):

                                 APRIL 26, 2001

                              EXCO RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



         TEXAS                       0-9204                   74-1492779
(State of incorporation)      (Commission File No.)         (IRS Employer
                                                          Identification No.)


        6500 GREENVILLE AVENUE
           SUITE 600, LB 17
            DALLAS, TEXAS                                        75206
(Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (214) 368-2084







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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On April 26, 2001, EXCO Resources, Inc. ("EXCO") acquired all of the outstanding common stock of Addison Energy Inc. ("Addison"), which is headquartered in Calgary, Alberta, Canada. Addison's shares were owned by approximately 80 individual and institutional investors. Addison owns interests in 95 gross (85.03 net) wells located in Alberta. Addison operates 91 of these wells. The Addison properties include approximately 27,672 gross and 23,994 net developed acres and approximately 38,947 gross and 28,795 net undeveloped acres. As of January 1, 2001, estimated total proved reserves net to EXCO's interest acquired in this acquisition included 2.1 million barrels of oil and natural gas liquids and 36.9 billion cubic feet of natural gas using year end prices. EXCO paid approximately $44.4 million (Cdn $68.5 million) for the shares of Addison. EXCO paid the adjusted purchase price from the proceeds of borrowings under EXCO's new U.S. and Canadian credit agreements. The credit agreements are fully described in EXCO's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and such descriptions are incorporated by reference herein. The price was determined through arms-length negotiation between the parties and took into account a variety of factors, principally estimates of reserves and current and future estimates of prices for oil and natural gas.

         EXCO has also entered into employment agreements with the Addison management team to provide incentives for the continued growth of Addison. These incentives include a share appreciation rights plan which rewards the Addison managers for additions to Addison's reserve values based upon certain established benchmarks. The incentives are payable in cash or our common stock at the election of the employee.

         The Addison managers also agreed to reinvest through the purchase of EXCO's common stock an aggregate of approximately $1.4 million of the proceeds the Addison managers received from the sale of common shares of Addison to EXCO. To facilitate this reinvestment, approximately 24,940 shares worth $455,155 of EXCO's common stock were purchased on the open-market. The remaining 49,880 shares, valued at approximately $910,310, were issued by EXCO to the Addison managers in a private placement. The shares issued by EXCO were issued in reliance upon the exemption from registration under Regulation S of the Securities Act of 1933 and the resale thereof is subject to restriction.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements.

                  Audited Balance Sheets at December 31, 1999 and 2000, and Statements of Operations, Retained Earnings and Cash Flows of Addison Energy Inc. for the three years in the period ended December 31, 2000, and the three months ended March 31, 2001, together with the report of independent accountants, KPMG LLP, were filed May 8, 2001 with the Registrant's Form S-3 and are incorporated by reference herein.

         (b)      Pro Forma Financial Information.

                  Unaudited Pro Forma Combined Condensed Financial Statements of EXCO Resources, Inc. for the year ended December 31, 2000, and for the three months ended March 31, 2001, were filed May 8, 2001 with the Registrant's Form S-3 and are incorporated by reference herein.

         (c)      Exhibits.

                  Number   Document

                  2.1 Pre-Acquisition Agreement between EXCO Resources, Inc., and EXCO Resources Canada Inc., and Addison Energy Inc., dated March 22, 2001, filed as an Exhibit to EXCO's Quarterly Report on Form 10-Q for the period ended March 31, 2001, and incorporated by reference herein.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                EXCO RESOURCES, INC.



Dated:   May 10, 2001           By:  /s/ J. DOUGLAS RAMSEY
                                   ---------------------------------------------
                                   Name:   J. Douglas Ramsey, Ph.D.
                                   Title:  Vice President and Chief Financial
                                           Officer



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                                  EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

2.1               Pre-Acquisition Agreement between EXCO Resources, Inc., and
                  EXCO Resources Canada Inc., and Addison Energy Inc., dated
                  March 22, 2001, filed as an Exhibit to EXCO's Quarterly Report on Form 10-Q for the period ended March 31, 2001, and incorporated by reference herein.